UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 25, 2015

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands	1-34094	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 800 Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On November 25, 2015, Vantage Drilling Company (“Company”) provided a fundamental change notice (“Notice”) to the holders of its 5.50% Senior Convertible Notes due 2043 (“Notes”), as a result of the effectiveness of the delisting of the Company’s ordinary shares from the NYSE MKT LLC (the “Fundamental Change”). The Notice notified the holders of Notes of their right, as a result of the Fundamental Change, to require the Company to repurchase Notes for an amount of cash equal to 100% of the principal amount of such Notes repurchased, plus accrued and unpaid interest, if any, on such Notes. The Fundamental Change Repurchase Date in respect of such Fundamental Change is January 15, 2016. The Company currently has no plans to repurchase any notes in respect of the Fundamental Change referred to herein.

In accordance with General Instruction B.2 to Form 8-K, the information provided under this Item 7.01 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Company does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2015

VANTAGE DRILLING COMPANY

/S/ DOUGLAS G. SMITH
Douglas G. Smith Chief Financial Officer and Treasurer